Exhibit 24.2

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Christopher Linthwaite and Vikram Jog, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Fluidigm Corporation (the “Company”) for the fiscal year ended December 31, 2016 (File No. 001-34180), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each caused this Power of Attorney to be executed as of April 27, 2017.

Signature	Title	Date
/s/ Carlos V. Paya Carlos V. Paya	Director	April 27, 2017
/s/ Nicolas Barthelemy Nicolas Barthelemy	Director	April 27, 2017